Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS FIRST QUARTER 2025 RESULTS

HOME CLOSING REVENUE OF $495M, A RECORD FOR ANY FIRST QUARTER
HOMEBUILDING GROSS MARGIN OF 31.2%
DILUTED EPS OF $1.67
RECORD NET NEW HOME ORDERS OF 1,106
DEBT TO TOTAL CAPITAL OF 14.5%; NET DEBT TO TOTAL CAPITAL OF 9.8%

PLANO, Texas, April 30, 2025 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,”, “our,” “Green Brick” or the “Company”) today reported record results for its first quarter ended March 31, 2025.

“Our strategic focus on infill and infill-adjacent locations, coupled with our self-development strategy, continued to yield strong results for Green Brick. Driven by strong home closings, we commenced 2025 with 11.8% year-over-year growth in homebuilding revenue to $495 million, a record for any first quarter in company history. Furthermore, we maintained our leading position among our public peers with respect to homebuilding gross margins even with the affordability challenges created by the elevated interest rate environment, while experiencing only a modest year-over-year decline of 220 bps to 31.2%,” said Jim Brickman, CEO and Co-Founder. “Diluted EPS for the first quarter decreased year-over-year 8.2% to $1.67 primarily due to the sale of our 49.9% interest in Challenger Homes in Q1 2024, which benefited last year’s earnings by $0.21 per share. Excluding this one-time benefit, Diluted EPS in Q1 2024 was $1.61. Taking that into account, 2025 underlying earnings grew 3.7% in Q1 2025 compared to the prior year.”

“At the same time, we experienced a healthy spring selling season evidencing more typical seasonality, which aligned with our first quarter expectations. Our net new orders in the first quarter increased 26% sequentially and 3.3% year-over-year, reaching a record of 1,106 homes. Despite a more challenging economic environment, overall incentives for new orders increased only 30 bps sequentially from 6.4% of sales price in Q4 2025 to 6.7% in Q1 2025. Moreover, incentive levels declined steadily throughout the quarter, ending at 6.3% in March. Our quarterly absorption rate per average active selling community was 10.6 and our cancellation rate was only 6.1%, the lowest among public homebuilders. Looking ahead, even with strong closings during the quarter, the number of homes in backlog increased 29% from Q4 2024 to 864 homes in Q1 2025.”

“We continued to invest in future growth during the first quarter, increasing our total lots owned and controlled to over 40,500. Of these owned and controlled lots, we intend to self-develop approximately 97.9% of these lots, which gives us better control of pace and deliveries, as well as contributes to our industry-leading margins, Additionally, as part of our commitment to returning value to shareholders, we bought back approximately 668,000 shares of stock for $38.3 million in 2025 through the end of April,” said Mr. Brickman.

“While the duration and extent of the impact from tariffs remains unclear, we are diligently monitoring the market conditions and working closely with our entire supply chain regarding recent economic developments and approaches to mitigate any potential impact of the tariffs. Recognizing the heightened importance of liquidity in the current period of economic uncertainty and volatility, Green Brick ended the quarter with $103 million in cash, and we currently have $330 million in available capacity on our revolving credit facility. Our investment grade balance sheet and low financial leverage we believe provides us with flexibility to navigate and adapt to evolving market conditions, ensuring we have capital available for strategic opportunities as they arise,” concluded Mr. Brickman.

Results for the Quarter Ended March 31, 2025:

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2025	2024	%
New homes delivered	910	821	10.8%

Total revenues	$497,621	$447,338	11.2%
Total cost of revenues	341,836	299,081	14.3%
Total gross profit	$155,785	$148,257	5.1%

Income before income taxes	$106,148	$115,633	(8.2)%
Net income attributable to Green Brick Partners, Inc.	$75,059	$83,301	(9.9)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.67	$1.82	(8.2)%

Residential units revenue	$495,317	$443,284	11.7%
Average sales price of homes delivered	$544.3	$539.7	0.9%
Homebuilding gross margin percentage	31.2%	33.4%	-220 bps
Selling, general and administrative expenses as a percentage of residential units revenue	11.1%	11.4%	-30 bps

Backlog revenue	$594,171	$725,489	(18.1)%
Homes under construction	2,296	2,233	2.8%

Earnings Conference Call:
We will host our earnings conference call to discuss our first quarter ended March 31, 2025 at 12:00 p.m. Eastern Time on Thursday, May 1, 2025. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/517716054

A telephone replay of the call will be available through May 31, 2025. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-609-800-9909 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Residential units revenue	$495,317	$443,284
Land and lots revenue	2,304	4,054
Total revenues	497,621	447,338
Cost of residential units	340,621	295,313
Cost of land and lots	1,215	3,768
Total cost of revenues	341,836	299,081
Total gross profit	155,785	148,257
Selling, general and administrative expenses	(54,895)	(50,570)
Equity in income of unconsolidated entities	473	2,592
Other income, net	4,785	15,354
Income before income taxes	106,148	115,633
Income tax expense	22,223	24,842
Net income	83,925	90,791
Less: Net income attributable to noncontrolling interests	8,866	7,490
Net income attributable to Green Brick Partners, Inc.	$75,059	$83,301

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.67	$1.84
Diluted	$1.67	$1.82
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	44,440	44,942
Diluted	44,508	45,430

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data) (Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$103,003	$141,543
Restricted cash	31,853	18,153
Receivables	12,596	13,858
Real estate inventory:
Inventory owned	1,814,595	1,771,203
Consolidated inventory related to VIE	171,930	166,529
Total real estate inventory	1,986,525	1,937,732
Investments in unconsolidated entities	72,303	60,582
Right-of-use assets - operating leases	6,944	7,242
Property and equipment, net	5,888	6,551
Earnest money deposits	17,045	13,629
Deferred income tax assets, net	13,984	13,984
Intangible assets, net	261	282
Goodwill	680	680
Other assets	22,185	35,758
Total assets	$2,273,267	$2,249,994
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$77,744	$59,746
Accrued expenses	103,490	110,068
Customer and builder deposits	38,517	37,068
Lease liabilities - operating leases	8,029	8,343
Borrowings on lines of credit, net	(1,577)	22,645
Senior unsecured notes, net	274,185	299,090
Notes payable	14,871	14,871
Total liabilities	515,259	551,831
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	44,560	44,709
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	47,603	47,603
Common stock, $0.01 par value: 100,000,000 shares authorized; 44,593,967 issued and 44,311,146 outstanding as of March 31, 2025 and 44,498,097 issued and outstanding as of December 31, 2024, respectively	446	445
Treasury stock, at cost: 282,821 shares as of March 31, 2025 and none as of December 31, 2024	(16,919)	—
Additional paid-in capital	252,728	244,653
Retained earnings	1,407,054	1,332,714
Total Green Brick Partners, Inc. stockholders’ equity	1,690,912	1,625,415
Noncontrolling interests	22,536	28,039
Total equity	1,713,448	1,653,454
Total liabilities and equity	$2,273,267	$2,249,994

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended March 31,
	2025	2024	Change	%
Home closings revenue	$495,317	$443,094	$52,223	11.8%
Mechanic’s lien contracts revenue	—	190	(190)	(100.0)%
Residential units revenue	$495,317	$443,284	$52,033	11.7%
New homes delivered	910	821	89	10.8%
Average sales price of homes delivered	$544.3	$539.7	$4.6	0.9%

Land and Lots Revenue (dollars in thousands)	Three Months Ended March 31,
	2025	2024	Change	%
Lots revenue	$2,304	$4,054	$(1,750)	(43.2)%
Lots closed	24	63	(39)	(61.9)%
Average sales price of lots closed	$96.0	$64.3	$31.7	49.3%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended March 31,
	2025	2024	Change	%
Net new home orders	1,106	1,071	35	3.3%
Revenue from net new home orders	$593,605	$613,384	$(19,779)	(3.2)%
Average selling price of net new home orders	$536.7	$572.7	$(36.0)	(6.3)%
Cancellation rate	6.1%	4.1%	2.0%	48.8%
Absorption rate per average active selling community per quarter	10.6	11.4	(0.8)	(7.0)%
Average active selling communities	104	94	10	10.6%
Active selling communities at end of period	103	98	5	5.1%
Backlog revenue	$594,171	$725,489	$(131,318)	(18.1)%
Backlog units	864	1,020	(156)	(15.3)%
Average sales price of backlog	$687.7	$711.3	$(23.6)	(3.3)%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	March 31, 2025			December 31, 2024
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	3,631	802	4,433	3,932	790	4,722
Lots in communities under development	24,685	1,794	26,479	22,524	1,670	24,194
Land held for future development(1)	3,808	—	3,808	3,800	—	3,800
Total lots owned	32,124	2,596	34,720	30,256	2,460	32,716

Lots controlled
Lots under third party option contracts	653	—	653	806	—	806
Land under option for future acquisition and development	2,083	189	2,272	1,091	349	1,440
Lots under option through unconsolidated development joint ventures	2,614	266	2,880	2,614	255	2,869
Total lots controlled	5,350	455	5,805	4,511	604	5,115
Total lots owned and controlled (2)	37,474	3,051	40,525	34,767	3,064	37,831
Percentage of lots owned	85.7%	85.1%	85.7%	87.0%	80.3%	86.5%

(1) Land held for future development consist of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of March 31, 2025 and December 31, 2024.

	March 31, 2025	December 31, 2024
Total lots owned(1)	34,720	32,716
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	2,272	1,440
Lots under option through unconsolidated development joint ventures	2,880	2,869
Total lots self-developed	39,872	37,025
Self-developed lots as a percentage of total lots owned and controlled(1)	98.4%	97.9%

(1) Total lots owned includes finished lot purchases, which were less than 1.1% of total lots self-developed as of December 31, 2024.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission, specifically adjusted homebuilding gross margin, net debt to total capital, and adjusted EPS. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three months ended March 31, 2025 and 2024 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended March 31,
	2025	2024
Residential units revenue	$495,317	$443,284
Less: Mechanic’s lien contracts revenue	—	(190)
Home closings revenue	$495,317	$443,094
Homebuilding gross margin	$154,696	$147,917
Homebuilding gross margin percentage	31.2%	33.4%

Homebuilding gross margin	154,696	147,917
Add back: Capitalized interest charged to cost of revenues	2,233	2,684
Adjusted homebuilding gross margin	$156,929	$150,601
Adjusted homebuilding gross margin percentage	31.7%	34.0%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of March 31, 2025.

	Gross	Less: Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$287,479	$(103,003)	$184,476
Total Green Brick Partners, Inc. stockholders’ equity	1,690,912	—	1,690,912
Total capitalization	$1,978,391	$(103,003)	$1,875,388

Debt to total capitalization ratio	14.5%
Net debt to total capitalization ratio			9.8%

Diluted EPS, excluding the impact of Challenger Homes is defined as Diluted EPS less (i) the income earned from our 49% equity interest in Challenger Homes during the first quarter of 2024 and (ii) the gain on sale recognized from the sale of the Company’s 49% interest in Challenger Homes. We believe that this metric provides investors a tool to evaluate the comparable performance of our operations on a like-for-like basis by excluding the impact of the Challenger Homes transaction, which was completed during the first quarter of 2024. The following represents a reconciliation of Diluted EPS, excluding the impact of Challenger Homes for the quarter ended March 31, 2024.

The following table presents the non-GAAP measure of diluted EPS, excluding the impact from the sale of Challenger Homes for the three months ended March 31, 2024 and reconciles these amounts to Diluted EPS, the most directly comparable GAAP measure.

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
(Unaudited, in thousands, except per share amounts):	Pretax	Net of Tax	Per Share	Pretax	Net of Tax	Per Share	Change
Diluted EPS	$—	$—	$1.67	$—	$—	$1.82	(8.2)%
Adjustments
Equity in income of Challenger Homes (an unconsolidated entity)	—	—	—	(929)	(757)	(0.02)
Gain on sale of the 49% interest in Challenger Homes	—	—	—	(10,718)	(8,735)	(0.19)
Diluted EPS, excluding the impact from the sale of Challenger Homes			$1.67			$1.61	3.7%

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a 50% interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title, GRBK Mortgage, and Green Brick Insurance. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit https://greenbrickpartners.com/brands-services/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) our self-development strategy; (ii) our relationships with national suppliers; (iii) strategic advantages, including our focus on infill and infill-adjacent locations, and the impact on our future results; (iv) our positioning to capture future demand and succeed in the current environment, including our ability to maintain industry-leading performance and margins; (v) our ability to successfully implement our growth strategy, including our expectations for expansion and growth of our Trophy brand into Austin and Houston; (vi) our strategies to maintain the strength of our balance sheet and financial flexibility, and our positioning in the industry; (vii) the advantages of our lot and land strategies and locations; (viii) our expectations for our investments in land, lots and development, and the impact on our growth and (ix) the demand for home ownership in the markets in which we operate and our ability to capitalize on such demand. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increased interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of labor; (5) an inability to acquire land in our current and new markets at anticipated prices or difficulty in obtaining land-use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (7) our inability to implement new strategic investments; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks in the industries or markets we operate in; (10) a lack of availability or volatility of mortgage financing for homebuyers; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets, and (15) changes in accounting standards that adversely affect our reported earnings or financial condition. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com